UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2017

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Carty Resignation

On June 11, 2017, Richard J. Carty, a member of the board of directors (the “Board”) of Bonanza Creek Energy, Inc. (the “Company”), as well as the President and Chief Executive Officer, notified the Company that he would resign from the Board effective immediately.  Mr. Carty’s resignation did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

In addition, on June 11, 2017, and based on a mutual decision with the Board, Mr. Carty left his role as President and Chief Executive Officer of the Company. In connection with the departure, Mr. Carty entered into a Separation and General Release Agreement with the Company (the “Release”), whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he received accelerated vesting of the equity grants he was contractually obligated to receive upon the Company’s emergence from bankruptcy, consisting of 137,814 non-qualified stock options and 137,814 restricted stock units; (iv) he was granted reimbursement of the payment of his COBRA premiums through the one year anniversary of the termination; and (v) if there is a change in control of the Company after June 4, 2017 and on or before June 5, 2018, he will receive (a) an amount equal to three years of his base salary as of his resignation date, (b) an amount equal to the 300% of the greater of (I) the annual average of any bonuses received for the previous two years and (II) his current “target” bonus amount as of his resignation date, and (c) his COBRA benefits discussed in subclause (iv) above will be extended to the 18 month anniversary of the termination.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Separation and Release Agreement of Mr. Carty, which is filed herewith as Exhibit 10.1, and incorporated by reference herein in its entirety.

Interim Executive Officer

Effective June 11, 2017, the Board retained R. Seth Bullock, a managing director of Alvarez & Marsal, LLC (“A&M”), as interim Chief Executive Officer.

Seth Bullock, age 43, is a Managing Director with A&M and has been with the firm since 2014.  Mr. Bullock brings over 20 years of experience in the energy industry.  Prior to joining A&M, Mr. Bullock worked with several restructuring and investment advisory firms.  Mr. Bullock earned a bachelor’s degree in Finance from Loyola University, New Orleans.

During his service at the Company, Mr. Bullock will continue to be employed by A&M and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay A&M for the services provided by Mr. Bullock a monthly fee of $135,000 plus reasonable out-of-pocket expenses for the services provided by Mr. Bullock.

Amendment to Severance Plan

Prior to the resignation of Mr. Carty, the Board approved the Bonanza Creek Energy, Inc. Fourth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”), which provides for severance benefits to the Company’s named executive officers (and certain other executives and key employees). The following summary of the Severance Plan as it applies to the Company’s current named executive officers is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Termination Other Than Within One-Year Period Following Change in Control

On termination of a named executive officer’s employment by the Company without “Cause” or by the executive for “Good Reason”, in either case other than within the one-year period following a “Change in Control” (as such terms are defined in the Severance Plan), the executive is entitled to the following benefits:

•                  cash severance in an amount equal to the sum of the executive’s base salary and 50% of his or her annual bonus (calculated as the greater of the average of his or her annual bonus earned under the Company’s Short Term Incentive Program for the two prior years and his or her then current target annual bonus), payable in ratable installments over the one-year period following such termination, and subject to reduction as described below;

•                  accelerated vesting of any equity incentive awards granted to the executive in connection with the Company’s emergence from chapter 11 on April 28, 2017 (with the treatment of any other equity incentives governed by the terms of the applicable award agreement); and

•                  reimbursement of the employer portion of the cost of continued coverage under the Company’s group health plan for one year (to the extent permitted by applicable law and without additional cost to the Company or the executive).

The amount of such cash severance will be reduced on a dollar-for-dollar basis (but not below $0) by the intrinsic value of any emergence equity awards that accelerated on such termination. For this purpose, “intrinsic value” means the aggregate “spread” value of unvested emergence options and the value of unvested emergence restricted stock units, as determined by the administrator in good faith using the closing price of the Company’s common stock on the last trading day before the date of such termination. The administrator is the Compensation Committee of the Company’s board of directors or another person or committee appointed by the board to administer the Severance Plan.

Termination Within One-Year Period Following Change in Control

If such termination occurs within the one-year period following a Change in Control, each executive (other than Wade E. Jaques) will be entitled to the same benefits as described above, except that:

•                  the amount of the cash severance will be two times the amount described above, will be paid in a lump sum on the first business day 60 days after such termination, and will not be subject to any reduction for the value of any emergence equity award acceleration; and

•                  the reimbursement of the employer portion of the cost of continued coverage under the Company’s group health plan will be for 18 months.

Mr. Jacques will be entitled to the same benefits as described above, except that the cash severance will be paid in a lump sum on the first business day 60 days after such termination and will not be subject to any reduction for the value of any emergence equity award acceleration.

Conditions to Severance Benefits

Each executive’s entitlement to the severance benefits described above is subject to the executive’s:

•                  tendering his or her resignation as a member of the Company’s board of directors and of the boards of directors of any affiliates of the Company;

•                  execution of a general release in a form and substance approved by the administrator substantially similar to the form of general release appended to the Severance Plan; and

•                  full compliance with his or her post-termination obligations to the Company and its affiliates (including covenants not to compete or solicit).

Item 7.01     Regulation FD Disclosure

On June 12, 2017, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K and its 2017 capital program and production guidance. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01              Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1*	Separation and General Release Agreement dated as of June 11, 2017, by and between Bonanza Creek Energy, Inc. and Richard J. Carty.
10.2*	Bonanza Creek Energy, Inc. Fourth Amended and Restated Executive Change in Control and Severance Plan.
99.1*	Press release issued on June 12, 2017 by Bonanza Creek Energy, Inc.

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: June 12, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Separation and General Release Agreement dated as of June 11, 2017, by and between Bonanza Creek Energy, Inc. and Richard J. Carty.
10.2*	Bonanza Creek Energy, Inc. Fourth Amended and Restated Executive Change in Control and Severance Plan.
99.1*	Press release issued on June 12, 2017 by Bonanza Creek Energy, Inc.

*   Filed herewith.